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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated September 17, 2004 (except for Note 10, as to which the date is October 19, 2004), accompanying the financial statements of Continental Gas, Inc. as of December 31, 2002 and 2003, and for each of the three years in the period ended December 31, 2003. We have also issued our report dated September 17, 2004 (except for Note 9, as to which the date is October 19, 2004), accompanying the financial statements of Hiland Partners, LLC as of December 31, 2002 and 2003, and for each of the three years in the period ended December 31, 2003. We have also issued our reports dated October 19, 2004, accompanying the balance sheets of Hiland Partners, LP and Hiland Partners GP, LLC as of October 19, 2004. We have also issued our report dated August 27, 2004, accompanying the financial statements of Great Plains Pipeline Company as of December 31, 2002 and July 31, 2003, and for the year ended December 31, 2002 and the seven-month period ended July 31, 2003. These reports are contained in Hiland Partners, LP's Registration Statement on Form S-1. We consent to the use of the aforementioned reports in the Registration Statement, and to the use of our name as it appears under the caption "Experts".

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
December 9, 2004

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  Exhibit 23.1